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[GRAY CARY WARE FREIDENRICH LLP
LETTERHEAD APPEARS HERE]

                                                                     Exhibit 5.1

                             September 22, 2000

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

RE:  MATTSON TECHNOLOGY, INC.
     REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 5,040,000 shares of Common Stock, par value
0.001 per share (the "Shares"), of Mattson Technology, Inc. (the "Company").

     We have acted as counsel for the Company in connection with the issuance of the Shares pursuant to the Strategic Business Combination Agreement between Mattson and STEAG Electronic's Systems AG ("STEAG) under which Mattson will directly or indirectly acquire 100% of the stock of all of the subsidiaries comprising the semiconductor equipment division of STEAG, and (ii) the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 27, 2000, by and among the Company, MC2 Acquisition Corporation, and CFM Technologies, Inc. we have examined signed copies of the Registration Statement and all exhibits thereto (including, but not limited to, the Merger Agreement), all as filed with the Commission. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. We have also examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed.

     Based upon the foregoing, we are of the opinion that the Shares to be issued pursuant to the Merger Agreement are duly authorized by the Company and, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and in the related Proxy Statement, as originally filed or as amended or supplemented.


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GRAY CARY WARE & FREIDENRICH LLP

Securities and Exchange Commission
September 22, 2000
Page Two

     This opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.

Very truly yours,

/s/ Gray Cary Ware & Freidenrich LLP
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GRAY CARY WARE & FREIDENRICH LLP